ALLIED Life Financial Corporation
                             Amendment to the Bylaws
                                December 18, 1997

         RESOLVED, that the Bylaws of the Corporation are hereby amended by adding the following new Sections 2.12 and 2.13:

                  Section 2.12 Director Nominations. Only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed to make nominations by the Board of Directors, or by any shareholder of the
         Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as director only if written notice of such shareholder's intent is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not later than ninety (90) days prior to the first anniversary of the preceding year's annual meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than ten (10) days following the date on which public announcement of the date of such meeting is first made. "Public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). In the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the preceding year's annual meeting, notice by the shareholder must be delivered not later than ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

                Such shareholder's notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination, (ii) the name, address, age, and principal occupation or employment of the person or persons to be nominated; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
         (iv) the number and class of shares of the Corporation which are owned by such shareholder and the beneficial owner, if any; (v) the number and class of shares, if any, beneficially owned by the nominee; (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vii) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated; and (viii) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. The Corporation may require any proposed nominee to furnish additional information as reasonably required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. The Chairman of the Board or other person presiding at a meeting of shareholders, shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and following any such determination, the defective nomination shall be disregarded.

                  Section 2.13 Proposals by Shareholders. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary of the preceding year's meeting; provided however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
         (60) days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. "Public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

                  Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
         (ii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owners; and (iv) in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this section, and the Chairman of the Board or other person presiding at an annual meeting of shareholders, shall, if the facts warrant, determine and declare to the meeting that the shareholder proposal was not properly brought before the meeting in accordance with the foregoing procedures, and following any such determination, the shareholder proposal shall not be acted upon. In addition to the provisions of this paragraph, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
                                        4

                        ALLIED LIFE FINANCIAL CORPORATION
                               Board of Directors
                                December 18, 1997

         WHEREAS, the Iowa legislature amended Iowa Code ss.490.702 to provide that a corporation having its stock authorized for quotation on the national association of securities dealers automated quotations-national market system is required to hold a special meeting of stockholders upon the demand of the holders of at least fifty percent, rather than ten percent, of all the votes entitled to be cast on any issue proposed to be considered at the meeting;

         IT IS THEREFORE RESOLVED, that Section 2.2 of the Bylaws of the Corporation be amended to delete the words "ten percent" and to insert in replacement the words "fifty (50) percent".

                         ALLIED LIFE FINANCIAL CORPORATION

                            Amendments to the Bylaws

                               December 14, 1994


         RESOLVED, that the Bylaws of the Corporation are hereby amended by revising Section 4.1 to delete Chairman as an officer position, and such amended
Section 4.1 shall read as follows:

         Section 4.1 Generally. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the board of directors. None of the officers need be a director. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provisions of these bylaws, and the board of directors may leave unfilled for any such period as it may fix any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors until his successor shall be duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed from office.

         FURTHER RESOLVED, that the Bylaws of the Corporation are hereby amended by the deletion of Section 4.3 (Powers and Duties of the Chairman of the Board); that Sections 4.4 through 4.8 shall be renumbered as Section 4.3 through 4.7; and the first sentence of Section 6.4 which references Section 4.5 shall be amended to reference Section 4.4.

             AMENDMENT TO ALLIED LIFE FINANCIAL CORPORATION BYLAWS

                                October 14, 1993


Article 3, Section 3.16 (c)

         The Board of Directors at each annual meeting shall appoint an Executive Committee, to consist of the Chairman of the Board and two members of the Board of Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any and all powers conferred upon the Board of Directors by law, the Articles of Incorporation, or these Bylaws, except to remove officers and except as heretofore provided in Section 3.16.

                       ALLIED LIFE FINANCIAL CORPORATION
                            Amendment to the Bylaws

                               September 2, 1993


         RESOLVED,  that the Bylaws of the Corporation are hereby amended to add
Section 3.16(f) to Article 3 establishing a Coordinating Committee of the Board of Directors;

Article 3, Section 3.16(f)

         The Board of Directors at each annual meeting shall appoint a Coordinating Committee of the Board to consist of two members who do not serve on the Board of Directors of ALLIED Mutual Insurance Company or ALLIED Group, Inc. The Coordinating Committee shall meet on an as-needed basis upon the call of the Chairman of the Board of Directors, and shall be responsible for resolving matters involving actual or potential conflicts of interest, if and when they arise, between the Corporation and ALLIED Mutual Insurance Company or ALLIED Group, Inc.

         FURTHER RESOLVED, that the Bylaws of the Corporation are amended to add
Section 3.16(g) to Article 3, establishing a Compensation Committee of the Board of Directors:

Article 3, Section 3.16(g)

         The Board of Directors at each annual meeting shall appoint a Compensation Committee of the Board to consist of at least two members of the Board of Directors to approve all compensation and benefits, including but not limited to the following (i) to review, establish, and approve changes in salaries of all employees of the Corporation including those of the executive officers and the chief executive officer, (ii) to review and approve salary administrative plans and programs and changes therein, (iii) to develop, administer, modify, amend, or terminate any and all stock ownership, stock purchase, stock options, benefit, bonus, incentive or compensation plans of the Corporation (except for the Outside Director Stock Purchase Plan), and (iv) to perform such other functions as the terms of any such plans may require.

                                     BYLAWS

                                       OF

                        ALLIED LIFE FINANCIAL CORPORATION

                              (an Iowa Corporation)

                   (hereinafter referred to as "Corporation")


                                    ARTICLE 1

                                PRINCIPAL OFFICE

     The principal office of the Corporation shall be located in Des Moines, Polk County, Iowa or as identified in the most recent annual report filed by the Corporation with the Iowa Secretary of State.


                                    ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held during the month of May each year at the principal office of the Corporation (unless another place is designated by the Board of Directors) at such time as the Board of Directors shall each year fix.

         Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Iowa Business Corporation Act or the Articles of Incorporation, may be called by the President or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated, and delivered to the Secretary, of the holders of at least ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date, and place of any special meeting shall be determined by the Board of Directors, or, at its direction, by the President. Only business within the purpose or purposes specified in the notice of special meeting may be considered at a special meeting.

         Section 2.3 Notices. Notice of (i) the place, date, and time of all meetings of shareholders; (ii) the initial authorization or issuance, subsequent to the next preceding shareholders meeting, of shares for promissory notes or promises to render services in the future; (iii) any indemnification of a Director required by law to be reported to shareholders; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting and to such other shareholders as are required by law to be given such notice. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 5.9 of these Bylaws. Notice of adjourned meetings need only be given if required by law or Section
2.6 of these Bylaws.

          Section 2.4 Waiver of Notice.
         (a) A written waiver of notice of any meeting of the shareholders signed by any shareholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these Bylaws. The written waiver must be delivered to the Corporation for inclusion in the minutes or filed with the corporate records.

         (b) A shareholder's attendance at any shareholders meeting, in person or by proxy: (i) waives giving of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 2.5 Voting List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders meeting. The list must be arranged by voting group and within each "voting group" by class or series of shares, and show the address of and number of shares held by each shareholder.
A voting group means all shares of one or more classes or series that under the Articles of Incorporation or Iowa Code Section 490 are entitled to be counted together collectively on a matter at a meeting of shareholders.
The shareholders list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

       Section 2.6 Quorum.

         (a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting, or a majority of the votes present, may adjourn the meeting to another place, date, or time.

         (b) When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 2.7 Organization.

         (a) The Chairman of the Board or such person as the Board of Directors may have designated, or, in the absence of such a person, the President, or in his or her absence, such person as shall be designated by the holders of a majority of the shares present at the meeting, shall call meetings of the shareholders to order and shall act as chairman of such meetings.

         (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 2.8 Voting of Shares.

         (a) Every shareholder entitled to vote may vote in person or by proxy. Except as otherwise provided by law, each outstanding share regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors or unless otherwise required by law, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Unless otherwise provided by law, at each meeting for election of directors, each stockholder entitled to vote shall be entitled to vote the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote, and directors shall be elected by a majority of the votes cast.

         (b) The shareholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation, on the record date fixed pursuant to the provisions of Section 5.9 of these Bylaws or by law.

         (c) Absent special circumstances, the shares of a corporation held by another corporation shall not be voted at any meeting if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation.

         (d) Voting by shareholders on any question or in any election may be viva voce unless the chairman of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

        Section 2.9 Voting by Proxy or Representative.

         (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing and filed in accordance with the procedure established for the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

        Section 2.10 Consent of Shareholders in Lieu of Meeting.Any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than ninety (90) percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and the consents are delivered to the Corporation for inclusion in the minutes.

        Section 2.11 Conduct of Business.The chairman of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

         Section 3.1 Number of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. The Board of Directors shall consist of not less than three (3) nor more than twenty-one (21) members. The exact number of Directors within such minimum and maximum limits shall be fixed and determined from time to time by the Board of Directors. No decrease in the number fixed by the Board shall have the effect of shortening the term of office of any incumbent Director except with his or her written consent.

         Section 3.2 Increase or Decrease in Number of Directors; Tenure. The Board of Directors may increase or decrease the number of Directors within the range fixed by these Bylaws. The Directorships to be filled by reason thereof may be filled by the affirmative vote of a majority of the Directors, though less than a quorum of the Board of Directors. Any Director so elected shall serve only until the next election of Directors by the shareholders. Any decrease in Directors shall not shorten the term of any incumbent Director without his or her consent. The Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. In lieu of electing the whole number of Directors annually, the terms of approximately one-third (1/3) of the Directors shall expire at each annual meeting. At each annual meeting, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Each Director shall hold office until his or her successor shall have been elected and qualified, or until his or her death, resignation, or removal.

         Section 3.3 Quorum and Manner of Acting. A majority of the number of Directors then holding office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, the act of the majority of the Directors present at the meeting shall be the act of the Board of Directors.

         Section 3.4 Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, its chairman, or the Corporation. The resignation of any Director shall take effect upon delivery of notice thereof or at such later date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.5 Removal. A Director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

         Section 3.6 Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, removal, or any other cause may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected only until the next election of Directors by the shareholders. The Board may increase or decrease by thirty percent or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent the number of directors last approved by the shareholders.

         Section 3.7 Compensation of Directors. Compensation and reimbursement of expenses for Directors' attendance at regular or special meetings of the Board of Directors and of established committees of the Board of Directors shall be authorized by the Board; provided, that no Director shall be so compensated or reimbursed for attendance at more than one regular or special meeting of the Board of the Corporation or any affiliated company on a single day.

         Section 3.8 Place of Meetings, etc. The Board of Directors may hold its meetings and keep the books and records of the Corporation (except that the record of its shareholders must also be kept at the places described in Section
2.5 of these Bylaws) at such place or places within or without the State of Iowa, as the Board may from time to time determine. A Director may participate in any meeting by any means of communication, including but not limited to telephone conference call, by which all Directors participating may simultaneously hear each other during the meeting.

         Section 3.9 Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of Directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the Directors, at which meeting the same matters shall be acted upon as is above provided.

         Section  3.10  Regular  Meetings.  Regular  meetings  of the  Board  of
Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the Board.

         Section 3.11  Special Meetings; Notice.

         (a) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board, the President, or one-third (1/3) of the Directors in office at the time.

         (b) Notice of each such meeting shall be delivered to each Director at least two (2) days before the date on which the meeting is to be held by mail, telephone, telegraph, cable, radio or wireless, or personally. Each notice shall state the time and place of the meeting. The notice need not specify the business to be transacted. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every Director shall be present, even without any notice, any business may be transacted.

         Section 3.12 Substitutes for Notice. A written waiver of notice signed by a Director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these Bylaws. Attendance of a Director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 3.13 Director's Assent Presumed. A Director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 3.14  Order of Business.

         (a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine.

         (b) At all meetings of the Board, the Chairman of the Board or chairman of the meeting or in his or her absence, vice chairman, or in their absence the President, or in the President's absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the Directors present shall preside.

         Section 3.15 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board and if one or more consents in writing setting forth the action so taken shall be signed by all the Directors then in office and included in the minutes. The action is effective on the date the last Director signs the consent unless the consent specifies a different date.

         Section 3.16  Committees.

         (a) The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors then in office, shall establish one or more committees as hereinafter provided, each committee to consist of two
(2) or more Directors appointed by the Board of Directors. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee upon request by the President or the chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

         (b) A committee of the Board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the Board of Directors of the Corporation or on any of its committees; (iv) amend the Articles of Incorporation of the Corporation; (v) adopt, amend, or repeal Bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

         (c) The Board of Directors at each annual meeting shall appoint an Executive Committee, to consist of the Chairman of the Board and two or more members of the Board of Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any and all powers conferred upon the Board of Directors by law, the Articles of Incorporation, or these Bylaws, except to elect or remove officers and except as heretofore provided in this Section 3.16. The Executive Committee has the authority to elect officers of the Corporation but may not remove any officers of the Corporation.

         (d) The Board of Directors at each annual meeting may appoint an Investment Committee, to consist of two directors of this Corporation including the Chairman of the Board. When the Board of Directors is not in session, the Investment Committee shall have the power to authorize the investment of funds in such securities as it shall approve, and shall have power to authorize the sale, or exchange, or transfer of any securities owned by the Corporation.

         (e) The Corporation shall have a committee of the board of directors known as the Audit Committee made up of at least two persons, with the number to be established by the board of directors at each annual meeting. The majority of the members of the Audit committee shall be independent directors. The Audit Committee shall evaluate the Corporation's systems of internal control and test for compliance therewith on a continuing basis and shall report its findings to the board of directors at least annually.

                                    ARTICLE 4

                                    OFFICERS

         Section 4.1 Generally. The offices of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the Board of Directors. None of the officers, except the Chairman of the Board, need be a Director. One person may hold the offices and perform the duties of any two or more of said offices except the offices of President and Secretary. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed from office.

         Section 4.2 Removal. Any officer may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


         Section 4.3 Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, shareholders, Executive Committee, Investment Committee, and such other committees to which he or she shall have been appointed and at the meeting of which he or she may be present; and shall have such other powers and duties he or she may be called upon to perform by the Board.

         Section 4.4 Powers and Duties of the President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts, and other instruments of the Corporation which are authorized and shall have general supervision and
direction  of  all  of  the  other  officers,   employees,  and  agents  of  the
Corporation.

         Section 4.5 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability, or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the Board of Directors.

         Section 4.6 Powers and Duties of the Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors;
(b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these Bylaws or as required by law;
(c) be custodian of the corporate seal (if any), the stock certificate book, and such other books, records, and papers as the Board of Directors may direct, and see that the corporate seal (if any) is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal (if any) is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares each class of stock held by them respectively and, at least ten (10) days before each shareholders meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

         Section 4.7 Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the
Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities, and financial condition, and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the Directors all moneys that may come into the Treasurer's hands for the Corporation's accounts; (c) render an account of the financial condition of the Corporation at least annually; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the Board of Directors.

         Section 4.8 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

                                    ARTICLE 5

                       SHARES, THEIR ISSUANCE AND TRANSFER

         Section 5.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation as provided by law. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

         Section 5.2 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

         Section 5.3 Issuance of Certificates. The certificates for shares of stock shall be numbered within each class in the order in which they shall be issued within such class and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal (if any) of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

         Section 5.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee, or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

         Section 5.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall be been so cancelled, except as provided in
Section 5.8 of these Bylaws.

         Section 5.6 Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

         Section 5.7 Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

         Section 5.8 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5.9 Record Date. The Board may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting, requiring such determination of shareholders, is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholder meeting is delivered or the date on which the resolution of the Board of Directors declaring the share dividend or distribution (other than in connection with a repurchase or reacquisition of shares) is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless (i) the Board of Directors selects a new record date, (ii) the meeting is adjourned to a date which is more than one-hundred twenty (120) days after the date fixed for the original meeting, or (iii) a new record date is otherwise required by law.

         Section 5.10 Dividends. The Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS
         Section 6.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 6.2 Corporate Seal. The Board of Directors may by resolution (but shall not be required to) provide for a corporate seal which, if provided, shall be circular in form and shall bear the name of the Corporation and the words "Corporate Seal" and "Iowa". The Secretary shall be custodian of any such seal. The Board of Directors may also authorize a duplicate seal to be kept and used by any other officer.

         Section 6.3 Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the last day of December each year or such other date as may be adopted by resolution of the Board of Directors.

         Section 6.4 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the Chairman, the President, or any Vice President acting within the scope of his or her authority as provided in Section 4.5 of these Bylaws is authorized and empowered on behalf of the Corporation to attend, vote, grant discretionary proxies to be used at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

         Section 6.5  Shareholders' Right to Information.

         (a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy:

                  (1) Articles of Incorporation and all amendments currently in effect;

                  (2)      Bylaws and all amendments currently in effect;

                  (3) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (4) Minutes of all shareholders meetings and records of all action taken by shareholders without a meeting for the past three years;
                  (5) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

                  (6) A list of the names and business addresses of the Corporation's current Directors and officers; and

                  (7) The Corporation's most recent annual report delivered to the Iowa Secretary of State.

         (b) If (i) a shareholder makes a demand in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and
(iii) the record requested is directly connected with the shareholder's stated purpose, the shareholder shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation; provided, the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy any of the following:

                  (1) Excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting as authorized by the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under the preceding subparagraph;

                  (2) Accounting records of the Corporation; and

                  (3) The record of shareholders of the Corporation.

                                    ARTICLE 7

                        NON-LIABILITY AND INDEMNIFICATION

         Section 7.1 Non-liability for Monetary Damages. A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except as provided in the Articles of Incorporation.

         Section 7.2 Indemnification. Each individual who is or was a director, officer, employee, or agent of the Corporation (and the heirs, executors, personal representatives, or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee, in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended.

         Section 7.3 Other Rights Not Excluded. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of the Bylaws of the Corporation, agreement, vote of shareholders or disinterested Directors, or otherwise.


                                    ARTICLE 8

                              AMENDMENTS TO BYLAWS

         These Bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended or repealed by the Board of Directors.

                                        /s/ George T. Oleson
                                    --------------------------------
                           George T. Oleson, Secretary